UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 1, 2015 (May 29, 2015)

L.B. Foster Company

(Exact name of registrant as specified in its charter)

Pennsylvania	000-10436	25-1324733
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

415 Holiday Drive, Pittsburgh, Pennsylvania	15220
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (412) 928-3400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

L.B. Foster Company (the “Company”) held its annual meeting of shareholders (the “Annual Meeting”) on May 29, 2015. The shareholders considered three proposals, each of which is described in the Company’s definitive proxy statement dated April 17, 2015 and filed with the Securities and Exchange Commission. Results of votes with respect to the proposals submitted at the Annual Meeting are set forth below.

Proposal 1: Election of Directors

Name	Votes For	Votes Against	Broker Non-vote
Robert P. Bauer	7,507,008	963,110	1,169,727
Lee B. Foster, II	7,502,281	967,837	1,169,727
Dirk Jungé	7,915,656	554,462	1,169,727
G. Thomas McKane	7,282,491	1,187,627	1,169,727
Diane B. Owen	7,451,794	1,018,324	1,169,727
Robert S. Purgason	8,019,935	450,183	1,169,727
William H. Rackoff	7,335,785	1,134,333	1,169,727
Suzanne B. Rowland	7,494,516	975,602	1,169,727

As a result of the shareholder vote, all of the foregoing nominees were elected to serve until the next annual meeting of shareholders or until their successors are elected and qualified.

Proposal 2: Ratification of appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2015:

	Votes For	Votes Against	Abstentions
Ernst & Young LLP	9,231,018	378,708	30,119

The foregoing proposal was approved.

Proposal 3: Advisory vote on named executive officers’ 2014 compensation.

	Votes For	Votes Against	Abstentions	Broker Non-vote
Advisory vote on compensation paid to named executive officers	7,130,119	1,145,132	194,867	1,169,727

The foregoing proposal was approved.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

L.B. Foster Company (Registrant)

Date: June 1, 2015	/s/ Patrick J. Guinee
Patrick J. Guinee
Vice President, General Counsel and Corporate Secretary